UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

February 26, 2004

Date of report (Date of earliest event reported)

COGENTRIX ENERGY, INC.

(exact name of registrant as specified in its charter)

NORTH CAROLINA	33-74254	56-1853081

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9405 Arrowpoint Boulevard, Charlotte, North Carolina 28273-8110

(Address of Principal Executive Offices) (Zip Code)

(704) 525-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events

In its report on Form 8-K filed on March 2, 2004, Cogentrix Energy, Inc. (“CEI”) announced that it refinanced the existing bank facility of Cogentrix Delaware Holdings, Inc. (“CDH”), a wholly owned subsidiary of CEI, pursuant to a Credit Agreement (the “Credit Agreement”), dated as of February 26, 2004, among CEI, CDH, the syndicate of lenders named therein, BNP Paribas as issuer of letters of credit, as Collateral Agent and as Administrative Agent and the Arrangers, Bookrunners, Co-Syndication Agents and Documentation Agent named therein. The Credit Agreement and the related Security Agreement, CEI Secured Guaranty, CEI Unsecured Guaranty and Subsidiary Guaranty are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, hereto.

Item	7. Exhibits

(c)	Exhibits

10.1	Credit Agreement, dated as of February 26, 2004, among CEI, CDH, the syndicate of lenders named therein, BNP Paribas as issuer of letters of credit, as Collateral Agent and as Administrative Agent and the Arrangers, Bookrunners, Co-Syndication Agents and Documentation Agent named therein.

10.2	Security Agreement, dated as of February 26, 2004, from the Grantors named therein to BNP Paribas, as Collateral Agent.

10.3	CEI Secured Guaranty, dated as of February 26, 2004, made by CEI in favor of the Guaranteed Parties referred to therein.

10.4	CEI Unsecured Guaranty, dated as of February 26, 2004, made by CEI in favor of the Guaranteed Parties referred to therein.

10.5	Subsidiary Guaranty, dated as of February 26, 2004, made by each of the Guarantors named therein in favor of the Guaranteed Parties referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENTRIX ENERGY, INC. (registrant)

By:	/s/ Robert S. Mancini

Name: Robert S. Mancini Title: Co-President and Chief Commercial Officer

Date: March 26, 2004